BINDING HEADS OF AGREEMENT


THIS HEADS OF AGREEMENT MADE EFFECTIVE AS OF THE 28TH DAY OF SEPTEMBER, 1999.


BETWEEN:

COLUMBIA RIVER RESOURCES INC. (hereinafter referred to as CRVV) a Limited and Public Company incorporated in the State of Nevada, USA
Withits head office located at 304 - 856 Homer Street
Vancouver, British Columbia, Canada
Or its assigns

AND

AYACO (GHANA) LIMITED (Hereinafter referred to as Ayaco ) a limited and private company incorporated in the Republic of Ghana
P.O. Box 5999, Accra-North
Ghana.

WHEREAS, Ayaco holds a 100% interest in the Tanoso Reconnaissance
License (the License) subject to a 10% carried net profit interest to the Government of Ghana
----------------------------------------------------------------------

WHEREAS, CRVV wishes to acquire a 100% working interest (the Interest) from Ayaco subject to a 10% net profit interest payable to Ayaco and to the additional 10% payable to the Government of Ghana.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

THE OPTION

In exchange for a nonrefundable 100,000 common shares of CRVV, with a deemed value of $0.15 per share all payable to Ayaco (the "Option Payment"), Ayaco hereby grants to CRVV the following (hereinafter referred to as the "Option").

     An exclusive three (3) month due diligence period the "Due Diligence
        Period") during which CRVV may investigate all aspects of the licenses and the corporate matters of Ayaco so far as these matters may affect this agreement;

     The right, on or before the end of the Due Diligence Period, to make an Election (the Election) to acquire the Interest by notifying Ayaco in writing, at the address shown above of such election by December 31, 1999.

Immediately upon the election by CRVV Ayaco shall register or failing this authorizes CRVV to register this agreement against title held in respect to the mineral title for the License acquired as a result of the Election.

EARN IN

In the event CRVV makes the Election, as set forth above in Paragraph A(1)(b), CRVV shall have the right to earn the Interest in the Licence by making the following payments and funding expenditures

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        (hereinafter referred to as the "Earn-in Expenditures").

     CRVV shall assume all funding obligations for the further development of the Licence shown in Schedule 1 attached hereto: and

     CRVV and its joint venture partners, if any, commit to the program of Earn-in-Expenditures as outlined in the report by CME & Co. dated September, 1999 and attached here to as Schedule 11.

     c) CRVV, shall issue to Ayaco, 500,000 shares in the capital of CRVV upon each of the first anniversary of and on the date of Election for a total of 1,000,000 shares in the capital of CRVV.

     The Option Payment, and any other payments incurred by CRVV since January, 1999 relating to the Option or this Heads of Agreement, shall be applied towards the Earn-in Expenditures.

     Following the completion of items above CRVV shall have earned a 100% working interest on the Licence subject to a 10% net profit interest payable to Ayaco and 10% payable to the Government of Ghana.

CONDITIONS

     All work is to be carried out by CME & Company, of Guernsey, the Channel
         Islands.

     The management of Ayaco shall be responsible for facilitating the work of CRVV and CME & Company ensuring Ayaco is maintained in accordance with the laws of Ghana otherwise they will forfeit all rights to the License to CRVV.

     CRVV may terminate this Heads of Agreement during the Option Period or the Earn-in Period by giving written notice to Ayaco at the address specified herein. In the event CRVV terminate this Heads of Agreement pursuant to this paragraph, CRVV shall not be further obligated in any way than to deliver to Ayaco all information pertinent to the Earn-in Expenditures.

REPRESENTATIONS AND WARRANTIES

Ayaco represents to CRVV, and acknowledge that CRVV is relying on such representations and warranties, as follows;

     This Heads of Agreement has been duly authorized and delivered by Ayaco and is a valid and binding obligation of Ayaco.

     Ayaco is incorporated and validly existing under the laws of the Republic of Ghana.

     Ayaco warrants that they have full title to the License as set forth in
         Schedule 1 attached hereto, and that Ayaco will retain all titles to the said Licence during the term of this Agreement or until such title is transferred to CRVV; and

CRVV hereby represents to Ayaco and acknowledges that Ayaco is relying on such representations and warranties:

     This Heads of Agreement has been duly authorized, executed and delivered by CRVV and is a valid and binding obligation of CRVV; and

     CRVV is duly incorporated and validly existing under the laws of the State of Nevada, in the United States of America.

E.   MISCELLANEOUS

     1. This Heads of Agreement shall supercede any and all other agreements between the parties relating to the matters set forth herein.

     2. Any amendments to this Heads of Agreement shall be in writing signed by all of the parties hereto.

     3. This Heads of Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     4. This and all subsequent Agreements are governed by the laws and exclusive jurisdiction of England.

     5. The Heads of Agreement shall inure to the benefit of, and be binding upon, the partied hereto and the respective successors and assigns.

F.   FINAL AGREEMENT

     1. This Heads of Agreement shall be succeeded by a formal agreement, which incorporates all of the terms, conditions and interests and only the terms, conditions and interests contained herein and incorporates language such that all legal and regulatory requirements precedent in all appropriate and effective jurisdictions of the respective parties of this Heads of Agreement are satisfied.

In witness whereof the parties hereto have executed and delivered this Heads of Agreement as of the 28th day of September, 1999.


COLUMBIA RIVER RESOURCES INC.

/s/ Robert R. Ferguson                        /s/ Alex Adjei
-------------------------------              --------------------
Robert R. Ferguson                           Alex Adjei
President                                    Ayaco (Ghana) Limited
                                             Director


                                             /s/ Alhaji Nantogma Abudulai
-------------------------------              ---------------------

                                             Alhaji Nantogma Abudulai
                                             Ayaco (Ghana) Limited
                                             Director


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SCHEDULE 1

(INCLUDE MAP OF AREA OF INTEREST)

SCHEDULE 11
Include report by CME & Co. dated September, 1999


PHASE 1

In phase 1, all corner beacons will be surveyed for the Special Prospecting Licenses, Prospecting Licenses and Mining Leases. Detailed mapping will locate all existing workings and these will be sampled where possible. Considering the marked anisotropic nature of the grade, which varies in the horizontal and vertical planes and the layered nature of mineralization within the albitite zones, selected deposits in the area will be further investigated through a program of pitting. Targets selected in Phase 1 include the pegmatites at the ------------------------- Occurrences. A summary of pitting in these areas along a pit line separation of 20 metres with a pit spacing of 10 metres is given in Table 14.

Table 14: Phase 1 Work Program: Pitting: -------------- Tantalite Field

(insert table)

Results from Phase 1 will be used to commence and manage a resource database. The total cost for Phase I is US$------------.

PHASE II

Phase II will entail preliminary resource evaluation of the most prospective target to a depth of ----- metres vertically below surface, Considering the -------- Occurrence as the potential target, diamond drillholes will be drilled on a three hole fence with the inclination guided by the pit results. Each fence has an estimated length of ----- metres and fences will initially have a separation of ----- metres with a total of ------ metres drilling. Although the mineralization is "disseminated" the tantalite is usually coarse-grained therefore HQ core will be required to minimize nugget effects. The total estimated cost for Phase II including preliminary metallurgical separation tests and updating of the resource database is US$----------.

PHASE III

Subject to the variability in grade, Phase III will lead to infill drilling on 50 Metre spaced lines with establishment of a Pre-feasibility report. This Phase is estimated to cost US$------------.